Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of IAC and Alpha Modus, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). IAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, assumes that the Business Combination occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, assume that the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of IAC was derived from the unaudited financial statements of IAC as of and for the nine months ended September 30, 2024, and the audited financial statements of IAC for the year ended December 31, 2023, which are incorporated by reference. The historical financial information of Alpha Modus was derived from the unaudited financial statements of Alpha Modus as of and for the nine months ended September 30, 2024, and the audited financial statements of Alpha Modus for the year ended December 31, 2023, which are incorporated by reference. This information should be read together with IAC’s and Alpha Modus’ unaudited and audited financial statements, and related notes, the sections titled “IAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference.

Description of the Business Combination

Effective as of October 13, 2023, IAC, Merger Sub, and Alpha Modus, entered into a Business Combination Agreement pursuant to which Merger Sub would merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly-owned subsidiary of IAC, and the Business Combination Agreement was amended on June 21, 2024. The Business Combination was closed on December 13, 2024.

Each share of Alpha Modus common stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) was converted into (i) the right to receive Earnout Shares (which may be zero), and (ii) one share of New IAC common stock. Each share of Alpha Modus Series C preferred stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) was converted into (i) the right to receive Earnout Shares (which may be zero), and (ii) one share of New IAC Series C Preferred Stock. Alpha Modus had no outstanding options, warrants or other convertible securities outstanding, so no IAC warrants, options or stock were issued to any Alpha Modus convertible security holders in the Merger.

IAC common stock and warrants issued and outstanding immediately prior to the consummation of the Merger continue to be outstanding after the closing of the Merger, except that all shares of IAC Class B Common Stock outstanding as of the Closing were converted into the same number of shares of IAC Class A Common Stock as of the Closing (on a 1-for-1 basis). Although the IAC Charter provides for an anti-dilutive adjustment to the IAC Class B-to-IAC Class A common stock conversion ratio (to a ratio greater than 1-for-1) if the number of shares of IAC Class A common stock issued or deemed issued in connection with the Business Combination is in excess of the number of shares of IAC Class A common stock originally issued in the IAC IPO, that anti-dilutive adjustment was not triggered at the Closing since less than 24,000,000 shares of IAC Class A common stock (the number of shares of IAC Class A common stock issued in the IAC IPO) were issued in connection with the Business Combination.

The stockholders of Alpha Modus may be issued up to 2,200,000 additional Earnout Shares. The Alpha Modus Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) Trading Days within any thirty (30)-consecutive Trading Day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date, the VWAP of the Common Shares equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Alpha Modus Earnout Shares earned and issued upon a Change of Control of IAC at or prior to the 5-year anniversary of the Closing Date. Earnout Shares will be issued pro rata to holders of Alpha Modus common stock and Alpha Modus preferred stock, with a holder of a share of Alpha Modus common stock being treated equally with, and entitled to the same number of Earnout Shares as, a holder of a share of Alpha Modus preferred stock.

Management believes that the Earnout Shares is contingent consideration subject to the Financial Accounting Standards Board (“FASB”) rule ASC 805, Business Combinations. The guidance in ASC 815-40-15 requires a two-step approach first evaluating an instrument’s contingent exercise provisions and then settlement provisions to determine the classification of such instrument. The guidance as required under step 2 of ASC 815-40-15 is often referred to as the “fixed-for-fixed” rule and states that an instrument meets such criteria if the strike price and the notional of the instrument are fixed. In addition, if there is a change of control, all of the Earnout Shares will be issued regardless of the stock price. As a result, it appears the change of control provision does impact the settlement amount and the number of Earnout Shares issuable varies based on whether there is a change in control, which is not an input into a fixed-for-fixed valuation model. Therefore, the change in control provision appears to represent a settlement provision that precludes indexation to a company’s stock under step 2 of ASC 815-40-15-7. As such, management determined that they should be classified as liability.

At the Closing, the Sponsor deposited 750,000 Common Shares into escrow. The Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above as such management determined that they should be classified as liability.

At the Closing, (i) the combined company repaid $1,000,000 to Polar and issued 150,000 shares to Polar, (ii) the combined company issued to Janbella 1,392,308 Common Shares, (iii) the combined company issued to Michael Singer 125,000 Common Shares, (iv) the combined company issued to Cantor 210,000 Common Shares, and (v) the combined company issued to Odeon 90,000 Common Shares.

Other Related Events in connection with the Business Combination

On October 23, 2024, IAC entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Streeterville”), pursuant to which, upon the consummation of the Business Combination, IAC sold, and Streeterville purchased, a secured convertible promissory note in the original principal amount of $2,890,000 (the “SPA Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Streeterville’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA Note will mature 18 months following the date the purchase price is delivered to IAC (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the SPA Note, and will be convertible into Class A common stock of IAC as described below. Within 30 days of the Purchase Price Date, IAC will be obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the SPA Note in an amount no less than two times the number of shares of Common Stock necessary to convert the outstanding balance under the SPA Note in full as of the date IAC files the registration statement. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the SPA Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or Streeterville is able to sell shares of Common Stock issuable upon conversion of the SPA Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Streeterville (such date, the “Trigger Date”) the SPA Note has not yet been repaid in full, IAC will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the SPA Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the SPA Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

On December 12, 2024, IAC amended the SPA to provide for revised terms in the SPA Note to be issued under the SPA (the “Amended SPA”). Specifically, the revised terms of the SPA Note provide (i) that the floor price on the Conversion Price is now $4.00, (ii) if the closing bid price of IAC’s common stock is less than the floor price for ten consecutive trading days, IAC shall be obligated to commence repayment of the SPA Note on 90 days following delivery of the Purchase Price Date, and (iii) Streeterville shall not foreclose on IAC’s assets for twelve months following the Purchase Price Date.

Management is still evaluating the accounting for such SPA Note.

On December 17, New IAC entered into a waiver agreement (“Waiver Agreement”), effective as of the Closing, with the Sponsor, pursuant to which, the parties determined to waive and release entirely any amounts owed under the related party transactions.

The following table summarizes the number of shares of New IAC Common Stock outstanding following the consummation of the Business Combination(1):

Equity Capitalization Summary	Shares	%
Alpha Modus Stockholders(2)	6,687,308	53.7%
William Alessi and Affiliates(3)	4,342,308	34.9%
Other Alpha Modus Stockholders	2,345,000	18.8%
IAC Public Stockholders	92,944	0.7%
Sponsor(4)	4,199,990	33.7%
Anchor Investors(5)	1,050,010	8.4%
Underwriters(6)	300,000	2.4%
Michael Singer(7)	125,000	1.1%
Total common stock	12,455,252	100.0%

(1) This table does not include the 12,000,000 shares underlying IAC Public Warrants, the 8,700,000 shares underlying IAC Private Placement Warrants, or the 2,200,000 Earnout Shares that may be issued to the stockholders of Alpha Modus upon meeting certain milestones. Additionally, the table does not include any shares of common stock that may be issued upon conversion of the Series C Preferred Stock issued at Closing of the Business Combination, as the shares of Series C Preferred Stock issued at Closing are generally not convertible into IAC Class A common stock until 18 months following Closing. Each share of IAC Class B common stock outstanding prior to Closing the Business Combination were converted into IAC Class A common stock in accordance with the IAC Charter on a 1-for-1 basis. Although the IAC Charter provides for an anti-dilutive adjustment to the IAC Class B-to-IAC Class A common stock conversion ratio (to a ratio greater than 1-for-1) if the number of shares of IAC Class A common stock issued or deemed issued in connection with the Business Combination is in excess of the number of shares of IAC Class A common stock originally issued in the IAC IPO, that anti-dilutive adjustment was not triggered at the Closing since less than 24,000,000 shares of IAC Class A common stock (the number of shares of IAC Class A common stock issued in the IAC IPO) were issued in connection with the Business Combination.

(2) Includes 1,392,308 shares of IAC Class A common stock issued by IAC to Janbella at Closing and 5,295,000 shares of IAC Class A common stock issued by IAC to Alpha Modus’ stockholders in the Business Combination as Merger Consideration. Prior to Closing, Janbella owned 1,400,000 shares of Alpha Modus common stock, and Polar owned 150,000 shares of Alpha Modus common stock, such that the 5,295,000 shares of IAC Class A common stock issued to Alpha Modus’ stockholders as Merger Consideration includes 1,400,000 shares of IAC Class A common stock issued to Janbella as Merger Consideration, and 150,000 shares of IAC Class A common stock issued to Polar as Merger Consideration. Janbella Group, LLC is controlled by William Alessi, the current CEO and principal stockholder of Alpha Modus, who is also the combined company’s CEO and principal stockholder.

(3) Includes 2,792,308 shares of IAC Class A common stock held by Janbella following Closing, as well as 1,550,000 shares of IAC Class A common stock held by the following other affiliates of Mr. Alessi following Closing: (i) 139,784 shares held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, and (vi) 610,216 shares of Alpha Modus common stock held in the name of the Alessi Revocable Trust. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts.

(4) The shares held by Sponsor at Closing reflect the forfeiture and cancellation of 750,000 shares by the Sponsor at Closing, but include 750,000 shares that will be transferred to escrow upon the Closing (which will still be deemed to be beneficially owned by the Sponsor since it will retain voting power with respect to the shares transferred to escrow), which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(5) The Anchor Investors are not affiliated with the Sponsor.

(6) Includes 210,000 shares of IAC Class A common stock issued by IAC to Cantor at Closing, and 90,000 shares of IAC Class A common stock issued by IAC to Odeon at Closing.

(7) Includes 125,000 shares of IAC Class A common stock issued by IAC to Mr. Singer at Closing, but does not include shares of IAC Class A common stock deemed to be owned by Mr. Singer as a result of his voting and dispositive power over the Sponsor (as such shares are included in the Sponsor’s ownership in the table).

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although IAC acquired all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC was treated as the “acquired” company and Alpha Modus was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Alpha Modus.

Alpha Modus was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

● The Alpha Modus’ stockholders have the greatest voting interest in the Post-Combination Company;

● The Alpha Modus’ stockholders have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

● Alpha Modus comprises the ongoing operations of the Post-Combination Company; and

● Alpha Modus’ existing senior management is the senior management of the Post-Combination Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, are based on the unaudited and audited historical financial statements of IAC and Alpha Modus. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2024
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash	$66	$12	$(12)	(B)	$620
			1,161	(D)
			(2,207)	(F)
			(1,000)	(G)
			2,600	(O)
Prepaid expenses	—	84	142	(F)	226
Due from related party	—	145	(145)	(P)	—
Due from Sponsor	—	140	(140)	(P)	—
Total current assets	66	381	399		846
Investments held in Trust Account	—	5,941	(4,810)	(A)	—
			12	(B)
			18	(C)
			(1,161)	(D)
Total Assets	$66	$6,322	$(5,542)		$846

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$61	$459	$(266)	(F)	$254
Accrued expenses	—	884	(791)	(F)	93
Accrued liabilities to related party	74	—	—		74
Accrued interest payable to related party	65	—	(65)	(G)	—
Payable to related party, net of discount	1,476	—	(1,476)	(G)	—
Loan payable	—	108	(108)	(G)	—
Due to related party	—	777	(777)	(P)	—
Due to investor, net of debt discount	—	975	(975)	(G)	—
Vendor promissory note	—	—	325	(F)	325
Income tax payable	—	49	—		49
Excise tax payable	—	2,403	—		2,403
Total current liabilities	1,676	5,655	(4,133)		3,198
Convertible note – related party	—	35	—		35
Deferred underwriting commissions in connection with the Initial Public Offering	—	6,600	(6,600)	(E)	—
Earnout Shares liability	—	—	19,861	(M)	19,861
Sponsor Earnout Shares liability	—	—	6,771	(N)	6,771
SPA Note	—	—	2,600	(O)	2,600
Deferred tax liability	—	5	—		5
Derivative liabilities	—	1,035	—		1,035
Total Liabilities	1,676	13,330	18,499		33,505
IAC Class A common stock subject to possible redemption, $0.0001 par value, 519,080 shares at redemption value	—	5,850	(4,810)	(A)	—
			12	(B)
			18	(C)
			(1,070)	(J)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2024
(in thousands, except share and per share data) — (Continued)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ Deficit
IAC preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
IAC Series C preferred stock	—	—	1	(G)	1
IAC Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 non-redeemable shares issued and outstanding	—	1	—	(E)	2
			1	(G)
			—	(H)
			—	(J)
			—	(K)
			—	(L)
IAC Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 shares issued and outstanding	—	—	—	(K)	—
Alpha Modus series A preferred stock, $0.0001 par value; 5,100,000 shares authorized; none issued and outstanding	—	—	—		—
Alpha Modus series B preferred stock, $0.0001 par value; 10 shares authorized; none issued and outstanding	—	—	—		—
Alpha Modus common stock, $0.0001 par value; 490,000,000 shares authorized; 13,645,000 shares issued and outstanding	1	—	(1)	(G)	—
Additional paid-in capital	2,763	1,350	(12)	(B)	—
			6,395	(E)
			(535)	(F)
			1,623	(G)
			10,772	(H)
			(25,574)	(I)
			1,070	(J)
			—	(L)
			(19,861)	(M)
			(6,771)	(N)
			492	(P)
			28,288	(Q)
Accumulated deficit	(4,374)	(14,209)	205	(E)	(32,662)
			(798)	(F)
			(10,772)	(H)
			25,574	(I)
			(28,288)	(Q)
Total stockholders’ deficit	(1,610)	(12,858)	(18,191)		(32,659)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$66	$6,322	$(5,542)		$846

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses
General and administrative expenses	286	902	—		1,188
Franchise tax expenses	—	77	—		77
Professional fees	312	—	—		312
Total operating expenses	598	979	—		1,577

Loss from operations	(598)	(979)	—		(1,577)

Other income (expense):
Change in fair value of derivative liabilities	—	(412)	—		(412)
Stock compensation expense	—	(1,109)	—		(1,109)
Gain on investments held in Trust Account	—	357	(357)	(AA)	—
Interest expense	(128)	(456)	584	(DD)	(242)
			(242)	(HH)
Total other expense, net	(128)	(1,620)	(15)		(1,763)
Loss before income tax expense	(726)	(2,599)	(15)		(3,340)
Income tax expense	—	(59)	—		(59)
Net loss	$(726)	$(2,658)	$(15)		$(3,399)
Loss per share – basic and fully diluted	$(0.06)
Basic and diluted net loss per common share, Class A Redeemable common stock		$(0.39)
Basic and diluted net loss per common share, Class A Non-Redeemable common stock		$(0.39)
Basic and diluted net loss per common share, Class B common stock		$(0.39)
Weighted average number of common shares outstanding, basic and diluted					12,455,252
Net loss per common share, basic and diluted					$(0.27)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses
General and administrative expenses	43	2,419	889	(CC)	14,123
			10,772	(FF)
General and administrative expenses – related party	—	300	(300)	(BB)	—
Franchise tax expenses	—	143	—		143
Professional fees	349	—	—		349
Total operating expenses	392	2,862	11,361		14,615

Loss from operations	(392)	(2,862)	(11,361)		(14,615)

Other income (expense):
Change in fair value of derivative liabilities	—	(538)	—		(538)
Change in fair value of Forward Purchase Agreement Liability	—	86	—		86
Gain on investments held in Trust Account	—	3,118	(3,118)	(AA)	—
Gain on forgiveness of deferred underwriting fee payable	—	273	205	(EE)	478
Gain on settlement of vendor payable	—	—	91	(GG)	91
Interest expense	(109)	(112)	221	(DD)	(482)
			(482)	(HH)
Total other (expense) income, net	(109)	2,827	(3,083)		(365)
Loss before income tax expense	(501)	(35)	(14,444)		(14,980)
Income tax expense	—	(615)	—		(615)
Net loss	$(501)	$(650)	$(14,444)		$(15,595)
Loss per share – basic and fully diluted	$(0.10)
Basic and diluted net loss per common share, Class A Redeemable common stock		$(0.05)
Basic and diluted net loss per common share, Class A Non-Redeemable common stock		$(0.05)
Basic and diluted net loss per common share, Class B common stock		$(0.05)
Weighted average number of common shares outstanding, basic and diluted					12,455,252
Net loss per common share, basic and diluted					$(1.25)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Alpha Modus was determined to be the accounting acquirer, primarily due to the fact that Alpha Modus’ stockholders continue to control the Post-Combination Company. Under this method of accounting, although IAC acquired all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Alpha Modus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, assumes that the Business Combination and related transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

● IAC’s unaudited balance sheet as of September 30, 2024 and the related notes for the nine months ended September 30, 2024, incorporated by reference; and

● Alpha Modus’ unaudited consolidated balance sheet as of September 30, 2024 and the related notes for the nine months ended September 30, 2024, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

● IAC’s unaudited statement of operations for the nine months ended September 30, 2024, and the related notes, incorporated by reference; and

● Alpha Modus’ unaudited consolidated statement of operations for the nine months ended September 30, 2024, and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

● IAC’s audited statement of operations for the year ended December 31, 2023, and the related notes, incorporated by reference; and

● Alpha Modus’ audited consolidated statement of operations for the year ended December 31, 2023, and the related notes, incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that IAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. IAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of IAC and Alpha Modus.

2. Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the Post-Combination Company did not identify differences between the accounting policies of the two entities which have a material impact on the financial statements of the Post-Combination Company. Based on its analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. IAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Alpha Modus and IAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(A) Reflects (i) the redemption of 426,135 IAC Class A ordinary shares for aggregate redemption payments of $4.8 million at a redemption price of approximately $11.29 per share on December 3, 2024, and (2) the redemption of 1 IAC Class A common stock at a redemption price of approximately $12.49 per share on December 13, 2024.

(B) Reflects the deposit of $0.01 million to the Trust Account in connection with the Extension and the accretion of $0.01 million to the IAC Class A Common Stock subject to possible redemption.

(C) Reflects the interest income earned in the Trust Account subsequent to September 30, 2024.

(D) Reflects the transfer of investments held in the Trust Account to cash.

(E) Reflects the settlement of the deferred underwriting commissions by issuance of a total of 300,000 shares of IAC Class A Common Stock to the Underwriters upon the Closing of the Business Combination.

(F) Represents transaction costs incurred by IAC and Alpha Modus of approximately $2.0 million and $0.6 million, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the IAC transaction costs, $1.0 million has been accrued as of the pro forma balance sheet date. $0.1 million are recorded as prepayment for D&O insurance policy. The remaining amount of $0.9 million is reflected as an adjustment to accumulated losses. Additionally, IAC issued a vendor promissory note in the principal amount of $0.3 million and paid cash of $0.4 million to settle the $0.8 million balance owed to such vendor as of the pro forma balance sheet date. A settlement gain of $0.1 million was recorded as of the pro forma balance sheet date. The IAC estimated transaction costs exclude the deferred underwriting commissions included in (E) above.

For the Alpha Modus transaction costs, $0.1 million has been accrued as of the pro forma balance sheet date. The remaining amount of $0.5 million is included as an adjustment to additional paid-in capital.

(G) Represents the issuance of 5,295,000 shares of IAC Class A Common Stock and 7,500,000 IAC Series C preferred stock and the payment of $1.0 million to the existing Alpha Modus’ stockholders and debt holders.

(H) Represents the issuance of 1,392,308 shares of IAC Class A Common Stock to Janbella and 125,000 shares of IAC Class A Common Stock to Michael Singer upon the Closing of the Business Combination.

(I) Reflects the elimination of IAC’s historical accumulated deficit after recording the settlement of deferred underwriting commissions by stock as described in Adjustment (E) above, the transaction costs as described in (F) above, and the issuance of stock as described in Adjustment (H) above.

(J) Reflects reclassification of 92,944 shares of IAC Class A common stock subject to possible redemption to permanent equity.

(K) Reflects the conversion of 900,000 shares of IAC Class B Common Stock into the same number of IAC Class A Common Stock at the Business Combination.

(L) Reflects the forfeiture and cancellation of 750,000 shares of IAC Common Stock by the Sponsor at the Business Combination.

(M) Reflects the obligation to issue Earnout Shares to Alpha Modus stockholders upon meeting milestones. The Earnout Shares were valued with a Monte Carlo Model simulation. The Monte Carlo Model simulation included 100,000 iterations and simulated the stock price and the change of control probabilities (at 3 and 4 years). The fair value was the discounted cash flow from the sale of the securities at the time the restrictions terminated.

(N) Reflects the obligation to issue Sponsor Earnout Shares to Sponsor upon meeting milestones. The Earnout Shares were valued with a Monte Carlo Model simulation. The Monte Carlo Model simulation included 100,000 iterations and simulated the stock price and the change of control probabilities (at 3 and 4 years). The fair value was the discounted cash flow from the sale of the securities at the time the restrictions terminated.

(O) Reflects the cash proceeds received in accordance with the SPA executed on October 23, 2024 and the amended SPA executed on December 12, 2024.

(P) Reflects the waiver of any amounts owed under the related party transactions pursuant to the Waiver Agreement effective as of the Closing.

(Q) Reflects the reclassification under equity to avoid negative additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(BB) Represents an adjustment to eliminate administrative service fees that will be ceased paying at the Business Combination.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in (F) above in the aggregate amount of $0.9 million for the direct, incremental costs of the Business Combination incurred by IAC, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

(DD) Represents an adjustment to eliminate interest expense after giving effect to the conversion of debt at the Business Combination as if it had occurred on January 1, 2023.

(EE) Reflects the settlement of the deferred underwriting commissions by issuance of a total of 300,000 shares of IAC Class A Common Stock to the Underwriters upon the Closing of the Business Combination.

(FF) Represents the issuance of 1,392,308 shares of IAC Class A Common Stock to Janbella and 125,000 shares of IAC Class A Common Stock to Michael Singer upon the Closing of the Business Combination.

On June 21, 2024, IAC, Alpha Modus and Merger Sub entered into an amendment to the Alpha Modus BCA (the “BCA Amendment”). The BCA Amendment requires the combined company to issue 1,392,308 shares to Janbella and 125,000 shares to Michael Singer upon the Closing of the Business Combination. The difference between the fair value of the shares and the book value of the related party payables due to Michael Singer has been recorded as additional compensation expense under ASC 718. The management evaluated the shares issuable to Janbella under ASC 815 and concluded that the shares are indexed to the stock as a change in control or merger of the issuer as contemplated by the BCA Amendment agreement is representative of an exercise contingency that does not preclude equity classification in accordance with ASC 815-40-15-7A. Furthermore, management determined that the shares issuable to Janbella meet the additional equity classification considerations listed within ASC 815-40-25-10. As a result of the conclusions listed above, the Company has concluded that it will recognize and measure the issuance of shares at fair value as of the acquisition date.

(GG) Reflects the settlement of vendor payable by issuance of a convertible promissory note upon the Closing of the Business Combination.

(HH) Reflects the interest expense accrued on the SPA Note as if the Business Combination had closed on January 1, 2023.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by IAC Public Stockholders of shares of IAC Class A common stock for the nine months ended September 30, 2024 and for the year ended December 31, 2023:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Net loss	$(3,399)	$(15,595)
Weighted average shares outstanding of common stock(1)	12,455,252	12,455,252
Net loss per common share, basic and diluted	$(0.27)	$(1.25)

(1) For the purposes of calculating diluted earnings per share, all outstanding 12,000,000 shares of IAC Public Warrants and 8,700,000 shares of IAC Private Placement Warrants should have been assumed to have been exercised, and all 7,500,000 shares of IAC Series C Preferred Stock should have assumed to have been converted. However, since this results in anti-dilution, the effect of such exercise/conversion was not included in calculation of diluted loss per share.